UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2017

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On November 12, 2017, American Tower Corporation (the “Company”) issued a press release (the “Press Release”) announcing the transactions described in Item 8.01 below. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Beginning on November 13, 2017, the Company intends to make available to investors presentation slides regarding the transactions. On that date, these presentation slides will be available on the Company’s website, www.americantower.com, under the “Company and Industry Resources” section of the Investor Relations page.

Exhibit 99.1 is furnished herewith and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.
Idea Cellular Limited. On November 13, 2017, the Company’s majority owned subsidiary, ATC Telecom Infrastructure Private Limited (the “Purchaser”), entered into an agreement (the “Share Purchase Agreement”) with Idea Cellular Limited (“Idea”) and Idea's subsidiary, Idea Cellular Infrastructure Services Limited (“ICISL”), to acquire 100% of the outstanding shares of ICISL, a telecommunications company that owns and operates approximately 9,900 communications sites in India, for cash consideration of approximately 40 billion Indian Rupees (“INR”), subject to certain adjustments (the “Idea Transaction”). American Tower International, Inc. (“ATII”), a wholly owned subsidiary of the Company, will agree to certain support arrangements with respect to payment of the purchase price by the Purchaser.

The Share Purchase Agreement contains customary representations, warranties and covenants of the parties. Consummation of the Idea Transaction is subject to certain conditions, including regulatory approval. The Idea Transaction is expected to close in the first half of 2018. The Share Purchase Agreement contains customary termination provisions and, in addition, may be terminated if closing has not occurred by 12 months from the date of signing, unless such failure to close is the fault of the party seeking termination.

Vodafone India Limited. On November 13, 2017, the Purchaser entered into an agreement (the “Business Transfer Agreement”) with Vodafone India Limited and Vodafone Mobile Services Limited (together, “Vodafone”) to acquire their telecommunications site businesses, which consist of an aggregate of approximately 10,400 communications sites, for aggregate cash consideration of approximately 38.5 billion INR, subject to certain adjustments (the “Vodafone Transaction”). ATII will agree to certain support arrangements with respect to payment of the purchase price by the Purchaser.

The Business Transfer Agreement contains customary representations, warranties and covenants of the parties. Consummation of the Vodafone Transaction is subject to certain conditions, including regulatory approval. The Vodafone Transaction is expected to close in the first half of 2018. The Business Transfer Agreement contains customary termination provisions and, in addition, may be terminated if the closings have not occurred within 12 months of the date of signing, unless such failure to close is the fault of the party seeking termination.

As part of the Idea Transaction and the Vodafone Transaction, the parties have established a preferred partner structure under which Idea and Vodafone will receive service level and process efficiency benefits and the Purchaser will secure certain preferential rights for future new business commencements on its existing portfolio and on the sites being acquired in certain Indian markets.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 12, 2017 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	November 13, 2017	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President, Chief Financial Officer and Treasurer